                                                                  Exhibit 4.10.3
                                                                  EXECUTION COPY

                           DATED AS OF 26 JANUARY 2006






                 (1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD;

                          EDB INVESTMENTS PTE LTD; and

                          SINGAPEX INVESTMENTS PTE LTD;

                                         .... together as the Continuing Parties

                                       And

                      (2) AGILENT TECHNOLOGIES EUROPE B.V.

                                                         ..... as the Transferor

                                       And

             (3) AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD.

                                                          .... as the Transferee



        ================================================================

                       DEED OF ACCESSION AND RATIFICATION

         relating to a joint venture agreement originally dated 13 March
            1997, as amended and restated by an amended and restated
          joint venture agreement having effect as of 23rd October 2001 and as further amended by an amendment agreement (No.1),
            dated 31st January 2002, in respect of Chartered Silicon
                                Partners Pte Ltd

        ================================================================





                              PKWA LAW PRACTICE LLC
                             ADVOCATES & SOLICITORS
                                    SINGAPORE

                                                                  EXECUTION COPY

THIS DEED is made as of 26 January 2006


BETWEEN:

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore with its registered office at 60, Woodlands Industrial Park D Street 2, Singapore 738406 ('CSM');

     EDB INVESTMENTS PTE LTD, a company incorporated in Singapore with its registered office at 250, North Bridge Road, #20-03, Raffles City Tower, Singapore 179101 ('EDBI'); and

     SINGAPEX INVESTMENTS PTE LTD a company incorporated in Singapore with its registered office at 60B Orchard Road #06-18 Tower 2, The Atrium @ Orchard, Singapore 238891 ('SIPL');

     (together the 'CONTINUING PARTIES')

(2) AGILENT TECHNOLOGIES EUROPE B.V., a company incorporated in The Netherlands with its principal place of business at Startbaan 16, 1187 XR Amstelveen, The Netherlands (the 'TRANSFEROR' or 'ATE'); and

(3) AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD. a company incorporated in Singapore with its registered office at No. 1, Yishun Avenue 7, Singapore 768923 (the 'TRANSFEREE OR 'AVAGO'')


WHEREAS:

(A) The Continuing Parties and the Transferor are parties to a joint venture agreement originally dated 13 March 1997, as amended and restated by an amended and restated joint venture agreement having effect as of 23rd October 2001 and as further amended by an amendment agreement (No.1), dated 31st January 2002 in relation to the affairs of Chartered Silicon Partners Pte Ltd (the 'COMPANY') (such agreements, as varied, supplemented, novated or amended from time to time, herein collectively, referred to as the 'JOINT VENTURE AGREEMENT').

(B) The Transferor and the Transferee have entered into an agreement for the sale and transfer by the Transferor of its entire shareholding in the capital of the Company comprising 108,000,000 ordinary shares of par value S$1.00 each ('SALE SHARES') to the Transferee subject to, inter alia, the Transferee entering into this Deed.

(C) Pursuant to the terms and conditions of the share transfer agreement entered into between the Transferor and the Transferee, the Transferee has agreed to accept the Sale Shares subject to the terms and conditions set out in this Deed.

(D) The Continuing Parties have agreed to enter into the terms of this Deed to amend the Joint Venture Agreement and to join the Transferee as a party thereto on the terms and subject to the conditions set out in this Deed.

                                  Confidential

                       Deed of Accession and Ratification

NOW THIS DEED WITNESSETH AS FOLLOWS:


1.   INTERPRETATION

1.1 Construction of Certain Expressions : All words and expressions which are defined or construed in the Joint Venture Agreement but are not defined or construed in this Deed shall have the same meanings and construction when used in this Deed.

1.2 Other References : Reference to "clauses" are to the clauses of this Deed and references to "parties" are to the parties to this Deed.


2.   NOVATION

2.1 With effect from and including 26 January 2006 (the 'EFFECTIVE DATE') and subject to the completion of the sale and transfer of the Sale Shares by the Transferor to the Transferee, the Continuing Parties hereby release and discharge the Transferor (save in relation to any antecedent breach) from all its duties and obligations under the Joint Venture Agreement and (without prejudice to the rights of the Continuing Parties in respect of any antecedent breach), the Transferor shall cease to be a party to the Joint Venture Agreement.

2.2  The Continuing Parties and the Transferor agree that:

     (a) the respective applicable exercise periods relating to the respective call options and rights of first refusal (as the case may be) under the Option Agreement, EDBI Call Option Agreement, and SIPL Call Option Agreement have expired and the parties to each of those agreements have ceased to have any rights or obligations thereunder;

     (b) the Assured Supply and Demand Agreement, as amended from time to time prior to the date of this Deed, shall terminate upon the Transferor's sale and transfer of the Sale Shares pursuant to its terms and consequently, the Term Sheet for Manufacturing Agreement shall cease to be applicable.

2.3 The Continuing Parties and the Transferee agree that, with effect from and including the Effective Date and subject to the completion of the sale and transfer of the Sale Shares by the Transferor to the Transferee, the following shall apply:

     (a) the Transferee shall, subject to the amendments, variations and modifications contemplated by this Deed, assume all the rights of the Transferor pursuant to the Joint Venture Agreement;

     (b) the Transferee shall, subject to the amendments, variations and modifications contemplated by this Deed, assume and perform all the duties and obligations of the Transferor pursuant to the Joint Venture Agreement including without limitation, the obligations from which the Transferor is released and discharged pursuant to clause 2.1 as if the Transferee had at all times been a party to the Joint Venture Agreement in place of the Transferor save that, the term "Permitted Transferee" in relation to the Transferee shall mean "Avago Technologies Limited or any corporation which is 99 per cent owned (whether directly or indirectly) by Avago Technologies Limited" and clause 10(D) of the Joint Venture Agreement shall be deemed to be amended accordingly;

     (c) all references in the Joint Venture Agreement to "Agilent Technologies, Inc" shall be replaced by references to "Avago Technologies Limited";

                                  Confidential

                       Deed of Accession and Ratification

     (d) the definition of "Agilent Technologies, Inc." in clause 1(A) of the Joint Venture Agreement shall be deleted in its entirety and the following shall be added to clause 1(A) as a definition of "Avago Technologies Limited":

               ""Avago Technologies Limited" means Avago Technologies Limited, a company incorporated in Singapore, with its principal place of business at No. 1, Yishun Avenue 7, Singapore 768923";

     (e) all references in the Joint Venture Agreement to "Agilent Technologies Europe B.V." shall be replaced by references to "Avago Technologies General IP (Singapore) Pte. Ltd." and all references in the Joint Venture Agreement to "Agilent" shall be replaced by references to "Avago";

     (f) the definitions of the following in clause 1(A) of the Joint Venture Agreement shall be deleted in its entirety:

          (i)      "Agilent Option Shares"
          (ii)     Assured Supply and Demand Agreement";
          (iii)    "Call Option Period";
          (iv)     "CSM Option Shares";
          (v)      "EDBI Call Option Agreement";
          (vi)     "EDBI Right of First Refusal Notice";
          (vii)    "Option Agreement";
          (viii)   "Option Shares";
          (ix)     "SIPL Call Option Agreement";
          (x)      "SIPL Right of First Refusal Notice";
          (xi)     "Term Sheet for Manufacturing Agreement"; and
          (xii)    "STPL Group Management and Support Services Agreement";

     (g) the definition of "STPL" in clause 1(A) of the Joint Venture Agreement shall be deleted in its entirety and the following shall be added to clause 1(A) as a definition of "Temasek":

               ""Temasek" means Temasek Holdings (Private) Limited, a company incorporated in Singapore and the ultimate holding company of SIPL;"

     (h) the following clauses in the Joint Venture Agreement shall be deleted in its entirety:

          (i)      clause 5(B)(v);
          (ii)     clause 5(B)(vi);
          (iii)    clause 6(C);
          (iv)     clause 10(A);
          (v)      clause 10(D)(ii)
          (vi)     clause 10(F)(iii)
          (vii)    clause 10(G); and
          (viii)   clause 14(D);

     (i) the words "(1) the Agilent Percentage Commitment and the Company Percentage Commitment (as defined in the Assured Supply and Demand Agreement), and (2)" appearing in Clause 5(B)(iii) of the Joint Venture Agreement, shall be deleted;

     (j) the words "if it impacts the Company's ability to service Agilent's wafer requirements under the assured Supply and Demand Agreement" appearing in clause 5(I)(i)(a) of the Joint Venture Agreement shall be deleted;

     (k) the words "Clause 10, Clause 14(B), Clause 14(D) or the Option Agreement, the SIPL Call Option Agreement or the EDBI Call Option Agreement" appearing at clause 5(I)(ii)(d) of the Joint Venture Agreement shall be deleted and replaced with "Clause 10 or Clause 14(B)";

                                  Confidential

                       Deed of Accession and Ratification

     (l) the reference to "Arthur Anderson," appearing at clause 7(B)(i) of the Joint Venture Agreement shall be deleted;

     (m) the references to "STPL" appearing at clause 10(D)(i)(a) of the Joint Venture Agreement shall be deleted and replaced with "Temasek";

     (n) the notice particulars for Agilent in clause 19(A) of the Joint Venture Agreement shall be deleted in its entirety and replaced with the following:

          "Avago : Avago Technologies General IP (Singapore) Pte. Ltd. No. 1, Yishun Avenue 7,
                        Singapore 768923
                        Facsimile No.  :     (65) 6215 8786
                        Attention      :     The Board of Directors

                        With a copy to:
                 :      Avago Technologies Limited
                        c/o Avago Technologies US, Inc.
                        350 W. Trimble Road
                        San Jose, CA 95131
                        USA
                        Attention      :     General Counsel"

     (o) the notice particulars for EDBI in clause 19(A) of the Joint Venture Agreement shall be deleted in its entirety and replaced with the following:

          "EDBI :       EDB Investments Pte Ltd
                        250, North Bridge Road,
                        #20-03 Raffles City Tower,
                        Singapore 179101
                        Facsimile No.  :    (65) 6336 6325
                        Attention      :    Director Investments
                        With a copy to :    the Company Secretary";

     (p) the notice particulars for SIPL in clause 19(A) of the Joint Venture Agreement shall be deleted in its entirety and replaced with the following:

          "SIPL :       Singapex Investments Pte Ltd
                        60B Orchard Road,
                        #06-18 Tower 2,
                        The Atrium @ Orchard
                        Singapore 238891
                        Facsimile No.  :    (65)  6821 1170
                        Attention      :    The Board of Directors
                        With a copy to :    the Company Secretary";

     (q) with respect to representatives which might represent SIPL in resolving any disputes arising, the reference on clause 19(F)(i) to "President & CEO, STPL" shall be replaced by "COO, Temasek or such other senior representative he or she may appoint" and "Chairman, STPL" replaced by "Chairman, Temasek or such other senior representative he or she may appoint"; and

     (r) item 1, item 2, item 4 and item 6 of the Schedule to the Joint Venture Agreement shall be deleted.

                                  Confidential

                       Deed of Accession and Ratification

3.   SUPPLEMENT TO THE JOINT VENTURE AGREEMENT

     This Deed is and shall be construed as supplemental to the Joint Venture Agreement and every clause therein shall continue in full force and effect and be binding on the parties thereto save as expressly amended and supplemented by this Deed. In addition, except as expressly provided for herein, this Deed shall not affect any rights or interests of the parties whatsoever existing immediately prior to the Effective Date.


4.   CONSENT AND WAIVERS

4.1 Each of the Continuing Parties hereby irrevocably consents to the transfer of the Sale Shares by the Transferor to the Transferee notwithstanding the terms of any provision of the Joint Venture Agreement including, clauses 10(B) and 10(C) and any provision of the Articles including Article 22 and irrevocably waive any rights or claims which they each may have arising thereunder in respect of the sale and transfer of the Sale Shares by the Transferor to the Transferee.

4.2 Each of the Continuing Parties hereby undertakes with the Transferor and the Transferee, respectively that it shall vote affirmatively to approve the transfer of the Sale Shares to the Transferee, to comply with the requirements of the Joint Venture Agreement and the Articles.


5.   CONFIDENTIALITY PROVISIONS

     With effect from the Effective Date, the Transferor, in consideration of the other parties entering into this Deed, hereby agrees (as a separate, independent and collateral contract with all the other parties to this
     Deed) to be bound by the provisions of clause 18 of the Joint Venture Agreement, as if it had remained a party to the Joint Venture Agreement.


6.   REPRESENTATIONS AND WARRANTIES

     Each of the parties hereby severally represents and warrants to and undertakes with the other parties that:

     (a) it is a corporation duly organised and validly existing under the laws of its place of incorporation, and has full power and authority to execute and deliver and perform all of its obligations under this Deed and the Joint Venture Agreement and any other agreements to be executed by it hereunder;

     (b) all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable such party lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Joint Venture Agreement and (b) to ensure that those obligations are legally binding and enforceable have been taken, fulfilled and done;

     (c) this Deed and the Joint Venture Agreement are, and all other agreements and instruments executed or to be executed by such party as are contemplated hereby shall be, legal, valid and binding agreements of such party, enforceable against such party in accordance with their respective terms; and

     (d) the execution, delivery and performance of this Deed and the Joint Venture Agreement by it will not materially conflict with any law, order, judgement, decree, rule or regulation of any court, arbitral tribunal or government agency, or any agreement, instrument or indenture to which such party or any of its related corporations is a party or is bound thereby.

                                  Confidential

                       Deed of Accession and Ratification

7.   COUNTERPARTS

     This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


8.   COSTS AND EXPENSES

     Each party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation or completion of this Deed.


9.   THIRD PARTIES

     A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.


10.  GOVERNING LAW

     This Deed shall be governed by, and construed in accordance with, the laws of Singapore and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.



IN WITNESS whereof this Deed has been duly executed and delivered.



The Common Seal of                                   )
CHARTERED SEMICONDUCTOR MANUFACTURING LTD            )
was affixed hereto in the presence of :              )


/s/Chia Song Hwee
-----------------

Director


/s/Looi Lee Hwa
---------------

Company Secretary

                                  Confidential

                       Deed of Accession and Ratification

The Common Seal of                                          )
EDB INVESTMENTS PTE LTD                                     )
was affixed hereto in the presence of:                      )



/s/ Teo Ming Kian
-----------------

Director


/s/ Sara Liew
-------------

Company Secretary




The Common Seal of                                          )
SINGAPEX INVESTMENTS PTE LTD                                )
was affixed hereto in the presence of :                     )


/s/ Chua Siang Hwee Jeffrey
---------------------------

Director



/s/ Ho Wan Yee
--------------

Company Secretary




Executed under Seal and delivered as a Deed by       )
AGILENT TECHNOLOGIES EUROPE B.V.                            )
acting by its Attorney, Seah Teoh Teh                       )
pursuant to a Power of Attorney                             )  /s/ Seah Teoh Teh
dated 18 January 2006                                       )
in the presence of :                                        )


/s/ Fauziah Kasmawai
--------------------




The Common Seal of                                          )
AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD.         )
was affixed hereto in the presence of :                     )

/s/ Tan Bian Ee
---------------

Director

/s/ Jeswant Singh s/o Darshan Singh
-----------------------------------

Director/Company Secretary

                                  Confidential

                       Deed of Accession and Ratification